Exhibit 10.15

Strong/MDI Screen Systems, Inc.

1440 Raoul-Charette

Joliette, Quebec, J6E 8S7

Attention : Mr. Mark Roberson

Amendment # 1 to the Existing Credit Agreement dated January 13, 2023 (including all previous amendments thereto, the “Agreement”) between Canadian Imperial Bank of Commerce (“CIBC”) and Strong/MDI Screen Systems, Inc. (the “Borrower”)

Amendments. The Agreement is amended as follows:

Demand Operating Credit

Credit Limit: $3,400,000 (decreased from $5,000,000)

An amendment fee of $2,500 shall be payable upon acceptance of the Amendment #1 to the Existing Credit Agreement.

All other terms and conditions remain unchanged.

Confirmation: As revised by this Amendment, the Agreement remains in full force.

Dated as of: May 8th, 2023

For CIBC:		For the Borrower:

By:	/s/ Mark Stein	By:	/s/ Mark D. Roberson	By:
Name:	Mark Stein	Name:	Mark D. Roberson	Name:
Title:	Authorized Signatory	Title:	Chairman	Title:
By:		By:		By:
Name:		Name:		Name:
Title:		Title:		Title: